Exhibit 10.27

AMENDMENT
AND
JOINDER AGREEMENT TO
RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT AND JOINDER AGREEMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of October 20, 2006 (this “Amendment and Joinder Agreement”), is by and among COVENANT TRANSPORT, INC. (“Covenant Tennessee”), SOUTHERN REFRIGERATED TRANSPORT, INC. (“Southern Refrigerated” and, together with Covenant Tennessee, the “Original Originators” and each, an “Original Originator”), CVTI RECEIVABLES CORP (the “Purchaser”), COVENANT TRANSPORT SOLUTIONS, INC. (“Transport Solutions”) and STAR TRANSPORTATION, INC. (“Star Transport” and, together with Transport Solutions, the “New Originators” and each, a “New Originator”, and together with the Original Originators, the “Originators” and each, an “Originator”). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Original Agreement, as defined below.

WHEREAS, the Original Originators and the Purchaser entered into that certain Receivables Purchase Agreement, dated as of December 12, 2000, as amended, restated, supplemented or otherwise modified to the date hereof (the “Original Agreement” and, together and as amended by this Amendment and Joinder Agreement, the “Agreement”); and

WHEREAS, the Original Originators and the Purchaser desire to add the New Originators as Originators under the Original Agreement;

WHEREAS, the Original Originators and the Purchaser have requested the Lender and the Administrator to consent to the addition of the New Originators as Originators under the Original Agreement;

WHEREAS, the Lender and the Administrator have agreed to consent to the addition of the New Originators as Originators under the Original Agreement;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

Section 1.   Amendments.

(a)   Section 1.1 of the Original Agreement is amended by adding the following defined terms in alphabetical order:

Non-Owner Originator: Each of Covenant Transport Solutions, Inc. and Star Transportation, Inc.

Originator Note Limit: On any day, the lesser of (a) $1,860,000 and (b) 3% of the Facility Limit.

Owner Originator: Each of Covenant Transport, Inc. and Southern Refrigerated Transport, Inc.

(b)   Sections 2.1(a), (b) and (c) of the Original Agreement are each replaced with the following:

(a)   Each Originator hereby sells, absolutely assigns, transfers and conveys to the Purchaser on each Purchase Date, on the terms and subject to the conditions specifically set forth herein, all of its respective right, title and interest, in, to and under (i) all Receivables (other than Contributed Receivables), now existing or arising hereafter and prior to the Purchase Termination Date, and all payment and enforcement rights (but not any obligations) to, in and under the related Contracts, (ii) all Collections and other monies due or to become due with respect to the foregoing, (iii) all Related Security for the Receivables, (iv) all lockboxes and accounts to which Collections are sent, and all funds and investments from time to time therein, (v) all books and records related to the foregoing and (vi) all proceeds of the foregoing, including, without limitation, insurance proceeds relating thereto (collectively, the “Purchased Assets”).

(b)   In consideration of the capital stock of the Purchaser issued to Covenant Tennessee and Southern Refrigerated, each Owner Originator agrees to contribute, and does hereby contribute to the Purchaser, and the Purchaser hereby accepts from such Originator, all of such Owner Originator’s right, title and interest in and to (i) Receivables, and all of the rights described in clauses (ii) through (vi) of Section 2.1(a) related thereto, starting with the oldest such Receivable such that the aggregate Unpaid Balance of all such Receivables shall be as close as possible to, but not less than, $2,000,000 (the “Initial Contributed Receivables”) and (ii) all other Contributed Receivables.

(c)   On each Purchase Date, all of such Originator’s right, title and interest in and to the newly created Receivables (other than, in the case of an Owner Originator, Receivables indicated on a Purchase Report as having been contributed by such Owner Originator to the Purchaser (such Receivables, together with the Initial Contributed Receivables, the “Contributed Receivables”)) and the other Purchased Assets shall be sold, absolutely assigned, transferred and conveyed to the Purchaser by the sale, absolute assignment, transfer and conveyance set forth in paragraph (a) of this Section 2.1 and, in the case of each Owner Originator, paragraph (b) of this Section 2.1, without any further action by such Originator or the Purchaser; all Contributed Receivables (other than the Initial Contributed Receivables) of such Owner Originator shall be contributed to the Purchaser on the date they are created without further action by such Originator or the Purchaser.

(c)   Section 2.3 (b) of the Original Agreement is replaced with the following:

(b)   On each Purchase Date falling after the Closing Date until the Purchase Termination Date, on the terms and subject to the conditions of this Agreement, the Purchaser shall pay to such Originator the Purchase Price for the Receivables and other Purchased Assets purchased from such Originator on such Purchase Date as follows:

(i)   First, (a) if Receivables and Purchased Assets to be acquired by the Purchaser are sold by both any Non-Owner Originator and any Owner Originator, by paying (I) to each such Non-Owner Originator a portion of the Purchase Price due by depositing into such account as such Non-Owner Originator shall specify immediately available funds from monies held by or on behalf of the Purchaser solely to the extent that such monies do not constitute Collections that are required to be segregated and held by the Master Servicer or distributed to the Administrator or the Lender pursuant to the Loan Agreement on the next Distribution Date or required to be paid to the Master Servicer as the Servicer’s Fee on the next Distribution Date, or otherwise necessary to pay current expenses of the Purchaser (in its reasonable discretion) (such available monies, the “Available Funds”), subject to the terms of the Loan Agreement, and (II) if any Available Funds remain after making such payment to the Non-Owner Originators from whom Receivables and Purchased Assets are to be acquired by the Purchaser on such day, then to each such Owner Originator a portion of the Purchase Price due by depositing Available Funds into such account as such Non-Owner Originator shall specify, (b) if Receivables and Purchased Assets to be acquired by the Purchaser are sold only by one or more Non-Owner Originators, by paying to each such Non-Owner Originator a portion of the Purchase Price due by depositing Available Funds into such account as such Non-Owner Originator shall specify and (c) if Receivables and Purchased Assets to be acquired by the Purchaser are sold only by one or more Owner Originators, by paying to each such Owner Originator a portion of the Purchase Price due by depositing Available Funds into such account as such Owner Originator shall specify . Any Collections that have been paid to an Originator during any Due Period shall be credited towards the Purchaser’s obligation pursuant to this clause first; provided, however, that, if Collections paid to any Originator exceed the Purchase Price for Receivables and the other Purchased Assets purchased from such Originator for such Due Period, or, absent a cash payment, the Purchaser shall not have sufficient cash to meet its payment obligations pursuant to the Loan Agreement, such Originator shall turn over such excess to the Purchaser; and

(ii)   Second, if the aggregate of the principal amounts outstanding under the Originator Notes shall be less than the Originator Note Limit and if on such Purchase Date (A) only one or more of the Non-Owner Originators is selling to the Purchaser any Receivables and other Purchased Assets, by increasing the principal amount outstanding under the Originator Notes issued to such Non-Owner Originators up to an amount such that after giving effect to such increases the aggregate of the principal amounts outstanding under the Originator Notes shall not exceed the Originator Note Limit, (B) any combination of Owner Originators and Non-Owner Originators are selling to the Purchaser any Receivables and other Purchased Assets, then first, by increasing the principal amount outstanding under the Originator Notes issued to the Non-Owner Originators, up to an amount such that after giving effect to such increases the aggregate of the principal amounts outstanding under the Originator Notes shall not exceed the Originator Note Limit and second, if after giving effect to any increases on such Purchase Date in the aggregate of the principal amounts outstanding under the Originator Notes issued to the Non-Owner Originators, the aggregate of the principal amounts outstanding under the Originator Notes shall not exceed the Originator Note Limit, by increasing the principal amount outstanding under the Originator Notes issued to the Owner Originators up to an amount such that after giving effect to all increases in the aggregate of the principal amounts outstanding under the Originator Notes on such Purchase Date, such aggregate principal amount shall not exceed the Originator Note Limit or (C) only one or more of the Owner Originators is selling to the Purchaser any Receivables and other Purchased Assets, by increasing the principal amount outstanding under the Originator Notes issued to such Owner Originators up to an amount such that after giving effect to such increases the aggregate of the principal amounts outstanding under the Originator Notes shall not exceed the Originator Note Limit; and

(iii)   Third, unless the Purchase Termination Date has occurred, at the option of an Owner Originator who is selling Receivables and other Purchased Assets on such Purchase Date, by accepting a contribution to the Purchaser’s capital in an amount equal to the remaining unpaid balance of such Purchase Price payable to such Owner Originator in exchange for the capital stock of the Purchaser issued to such Owner Originator making such contribution.

To the extent that (x) the amount due pursuant to Section 2.2 with respect to all Receivables created or originated by such Originator that arose during the corresponding Due Period is exceeded by (y) the amount paid to such Originator during such Due Period pursuant to the foregoing sentences for such Receivables, and such excess is not turned over to the Purchaser pursuant to clause first above, such excess shall be treated as a reduction in the principal amount of the Originator Note, effective as of the last day of the related Due Period; provided, however, that if at any time the unpaid principal amount of the Originator Note has been reduced to zero, such Originator shall pay the Purchaser the remainder owed with respect thereto in immediately available funds.

Section 2.   Joinder of New Originator. Each New Originator hereby agrees to assume the duties, and to be bound by each of the obligations, of an Originator under the Original Agreement, effective as of the Effective Date. Each New Originator hereby agrees that each provision of the Original Agreement applicable to an Originator is applicable to it and agrees to abide by each provision of the Original Agreement applicable to an Originator. The Purchaser hereby agrees that as of the Effective Date each New Originator shall be an Originator for all purposes under the Agreement.

Section 3.   Representations and Warranties of the New Originators. Each New Originator hereby makes, as of the date hereof, as of the Effective Date and as of each date provided for in the Agreement, each of the representations and warranties made by the Original Originators under the Agreement (including without limitation each of the representations and warranties set forth in Sections 4.1 and 4.2 of the Original Agreement) as if each such representation and warranty was set forth herein, mutatis mutandis. Each New Originator hereby represents and warrants that: (a) it is a corporation formed under the laws of its jurisdiction of formation, as set forth in Schedule II hereto, (b) it has not been incorporated or otherwise existing under any the law of any other jurisdiction, (c) it has not taken any action, corporate or otherwise, to re-incorporate or otherwise re-form under the law of any jurisdiction, (d) except as set forth on Schedule II hereto, it has no trade names that it has used during the preceding six (6) years, (e) that its legal name, as set forth on the records of its jurisdiction of formation is as set forth in Schedule II hereto and that it has had no other names except as set forth in Schedule II hereto, (f) that all records relating to the Purchased Assets are maintained by it at the location(s) set forth in Schedule I hereto, (g) that the names of each of its responsible officers is set forth on Schedule III hereto and (h) the address to which any notice hereunder or under the Agreement shall be sent in accordance with Section 10.2 of the Agreement is set forth on Schedule IV hereto.

Section 4.   Covenants and Agreements of the New Originators. Each New Originator hereby makes each of the covenants and agreements made by the Original Originators under the Original Agreement (including without limitation each of the covenants and agreements set forth in Articles V, VI, VIII and IX and Section 10.6 thereof), as if each such covenant and agreement was set forth herein, mutatis mutandis.

Section 5.   Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. This Amendment and Joinder Agreement shall not constitute a novation of the Original Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Original Agreement, as amended by this Amendment and Joinder Agreement, as though such terms and conditions were set forth herein.

Section 6.   Consent To Amendment to Receivables Sale Agreement. Effective as of the date hereof, the Lender and the Administrator each consents to the amendment of the Original Agreement by this Amendment and Joinder Agreement.

Section 7.   Conditions to Effectiveness of This Amendment and Joinder Agreement. This Amendment and Joinder Agreement shall become effective on the first date (the “Effective Date”) on which each New Originator shall deliver to the Administrator the following documents and instruments, all of which shall be in form and substance acceptable to the Administrator:

(i)   Certificates of the Secretary or Assistant Secretary or similar officer of such New Originator, each dated the date of this Amendment and Joinder Agreement, certifying (A) the names and true signatures of the incumbent officers of such Person authorized to sign this Amendment and Joinder Agreement and the other documents to be delivered by it hereunder (on which certificate the Purchaser, the Administrator and Lender the may conclusively rely), (B) that the copy of the certificate of incorporation (or other applicable formation document or documents) of such New Originator attached thereto is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (C) if such Person is a corporation, that the copy of the bylaws of such Person attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and are in full force and effect, and (D) the resolutions of such Person’s board of directors or other similar management body approving and authorizing the execution, delivery and performance by such Person of this Amendment and Joinder Agreement and the documents related hereto;

(ii)   Copies of good standing certificates for such New Originator, issued by the Secretary of State of the State (or other appropriate government official) of formation of such New Originator and the state where such Person’s principal place of business is located;

(iii)       Acknowledgment copies (or other evidence of filing reasonably acceptable to the Administrator ) of proper financing statements under the applicable UCC, in such form as the Administrator may reasonably request, naming such New Originator as the debtor and the Purchaser as secured party and purchaser thereof and the Purchaser as assignee of the Receivables and the other Purchased Assets or other, similar instruments or documents, as may be necessary or, in the opinion of the Administrator desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect the transfer by such New Originator to the Purchaser of the Receivables and the other Purchased Assets;

(iv)     Search reports provided in writing to the Administrator, (A) listing all effective financing statements that name such New Originator as debtor and that are filed in the jurisdictions in which filings were made pursuant to subsection (iii) above and in such other jurisdictions that the Administrator shall reasonably request, together with copies of such financing statements (none of which (other than any of the financing statements described in subsection (iii) above) shall cover any Receivables or other Purchased Assets, and (B) listing all tax liens and judgment liens (if any) filed against such New Originator in the jurisdictions described above and showing no such Liens;

(v)  The Subordinated Note of the Purchaser, dated as of the date hereof, duly executed by the Purchaser;

(vi)  Favorable opinions of the Scudder Law Firm, counsel to such New Originator, as to such matters and in form and substance satisfactory to the Company including, without limitation, the following:

(A)   such New Originator is (1) a corporate entity or limited liability company, as the case may be, organized, existing and in good standing under the laws of its jurisdiction of organization, with all necessary power and authority to own its properties and conduct its business as currently conducted, (2) qualified to do business as a foreign corporate entity or limited liability company, as the case may be, in good standing in each jurisdiction in which the conduct of its business requires such qualification;

(B)   such New Originator has and had at all relevant times full power, authority and legal right to exercise, deliver and perform its obligations under this Amendment; and has or had at all relevant times full power, authority and legal right to acquire, own and transfer the Receivables and the other Purchased Assets;

(C)   this Amendment and Joinder Agreement and each other document related hereto or thereto to which such New Originator is a party has been duly authorized, executed and delivered by such New Originator and is a valid and binding agreement, enforceable against it in accordance with its respective terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

(D)   the transfer of the Receivables and the other Purchased Assets by such New Originator to the Purchaser pursuant to the Agreement, the compliance by such New Originator with all of the provisions of the Agreement and the consummation of the transactions contemplated the Agreement and each other document contemplated hereby and thereby or thereby to which such New Originator is a party will not (1) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which it is a party or by which it is bound or to which any of its property or assets is subject, (2) result in any violation of the provisions of any order known to such counsel of any court or governmental agency or body having jurisdiction over it or any of its properties or (3) result in any violation of the provisions of its articles of incorporation, other formation documents or the by-laws or any statute or any rule or regulation of any governmental agency or body having jurisdiction over it or any of its properties;

(E)   no authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required by such New Originator, the Purchaser or any other party to any of the Transaction Documents in connection with the consummation of the transactions contemplated in the Agreement or any other document contemplated hereby or thereby to which such Person is a party, except such as have been obtained;

(F)   to the best of such counsel’s knowledge and information without independent inquiry, there are no legal or governmental proceedings pending or threatened (1) asserting the invalidity of the Agreement or any other document contemplated hereby or thereby to which such New Originator is a party, (2) seeking to prevent the consummation by such New Originator of any of the transactions contemplated by this Agreement or any other document contemplated hereby or thereby to which it is a party or (3) which might materially adversely affect the rights of the Purchaser, the Administrator or the Lender hereunder, under the Agreement or any other agreement contemplated hereby or thereby;

(G)   the provisions of the Agreement are effective to create a valid security interest in the Receivables and the other Purchased Assets and the proceeds thereof in favor of the Purchaser and such security interest has been perfected under all applicable laws and is prior to all other creditors of such New Originator and the provisions of the Loan Agreement are effective to create a valid security interest in the Receivables and the other Purchased Assets and the proceeds thereof of such New Originator owned by the Purchaser and the proceeds thereof in favor of the Lender and such security interest is perfected under all applicable laws;

(H)   neither such New Originator nor the Purchaser is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended;

(I)   the inapplicability of the doctrine of substantive consolidation to the Purchaser and each of the owners of the shares of stock of the Purchaser, including such New Originator;

(J)   the existence of a “true sale” of the Receivables and the other Purchased Assets from such New Originator to the Purchase under the Agreement; and

(K)   such other matters as the Administrator may reasonably request;

(vii)   A copy of this Amendment and Joinder Agreement, executed by each of the parties hereto and consented to by each of the Lender and the Administrator; and

(viii)  Such other agreements, instruments, certificates, opinions and other documents as the Administrator may reasonably request; and

Section 8.   Miscellaneous.

(a)   This Amendment and Joinder Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment and Joinder Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment and Joinder Agreement.

(b)   The New Originators, jointly and severally, agree to pay all reasonable expenses of the parties hereto, the Administrator and the Lender incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and Joinder Agreement and the documents executed in connection herewith, including but not limited to (A) the legal fees of Hunton & Williams LLP, counsel to the Administrator, (B) expenses incurred in connection with any due diligence audit and (C) out-of-pocket expenses of the Administrator and its agents, all such amounts to be paid within ten days after presentation of an invoice therefor.

(c)   The descriptive headings of the various sections of this Amendment and Joinder Agreement are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d)   This Amendment and Joinder Agreement may not be amended or otherwise modified except as provided in the Agreement.

(e)   THIS AMENDMENT AND JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

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IN WITNESS WHEREOF, the parties have caused this Amendment and Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CVTI RECEIVABLES CORP.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Treasurer & CFO

COVENANT TRANSPORT, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	CFO

SOUTHERN REFRIGERATED TRANSPORT, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Treasurer & CFO

STAR TRANSPORTATION, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Executive Vice President & Treasurer

COVENANT TRANSPORT SOLUTIONS, INC.

By:	/s/ Joey B. Hogan
Name:	Joey B. Hogan
Title:	Vice President

[signatures continued on following page]

Consented to this 20th day of October, 2006:

THREE PILLARS FUNDING LLC

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

SUNTRUST CAPITAL MARKETS, INC.

By:	/s/ Michael G. Maza
Name:	Michael G. Maza
Title:	Managing Director

[end of signatures]

[signature page to Joinder Agreement - Covenant]

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